EXHIBIT 21
                       CHECKPOINT SYSTEMS, INC.
                             SUBSIDIARIES


Checkpoint Systems, Inc. of Puerto Rico, Inc. - Delaware
Checkpoint Caribbean, Inc. - Delaware
Checkpoint FSC, Inc. - Barbados
Electronic Signatures, Inc. - Delaware
Checkpoint International, Inc. - Delaware
Checkpoint Security Systems Group, Inc. - Minnesota
Checkpoint Canada, Inc. - Canada
Checkpoint Systems, S.A. - Argentina
Checkpoint de Mexico, S.A. de C.V. - Mexico
Checkpoint Systems Belgium N.V. - Belgium
Checkpoint Systems France SARL - France
Checkpoint Systems Deutschland - Germany
Checkpoint Systems Nederland B.V. - The Netherlands
Checkpoint Holland Holding B.V. - The Netherlands
Checkpoint Holland Trading B.V. - The Netherlands
Checkpoint Systems Europe B.V. - The Netherlands
Checkpoint Systems International B.V. - The Netherlands
Checkpoint Systems Productie B.V. - The Netherlands
Checkpoint Systems Scandinavia A.B. - Sweden
Checkpoint Systems U.K. Limited - United Kingdom
Checkpoint Systems Australia PTY LTD - Australia
Checkpoint Systems Espana, S.A.- Spain
Actron Sistemas De Seguidad S.A. - Spain
Checkpoint Actron AG - Switzerland
Checkpoint Export AG - Switzerland
Actron Security AG u Switzerland
Actron Entwicklungs AG - Switzerland
Actron Group Limited - United Kingdom
Actron UK Limited u United Kingdom
Checkpoint Systems Norge - Norway
Checkpoint Systems Italia s.r.l. - Italy
Checkpoint Portugal Sistemas Anti-Furto, S.A. - Portugal
Checkpoint Portugal II - Sistemas De Seguranca Integrados, S.A.- Portugal Checkpoint Systems Brazil - Brazil
Checkpoint Systems Japan Co., Ltd. - Japan
Checkpoint Security Systems u Denmark
Evagard Plc u United Kingdom
D&D Security - Belgium